UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2017

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	333-194326	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger and Reorganization

On August 4, 2017, Indoor Harvest Corp. (“Indoor Harvest”) entered into an Agreement and Plan of Merger and Reorganization (this “Agreement”), by and among Indoor Harvest Corp, a Texas corporation (the “Parent” or “Indoor Harvest”), Alamo Acquisition LLC., a Texas Limited Liability Company (the “Alamo Acquisition Sub”), and Alamo CBD, LLC, a Texas Limited Liability Company (the “Company”). The Parent, Alamo Acquisition Sub and the Company are each a “Party” and referred to collectively herein as the “Parties.”

Previously, on April 20, 2017, Indoor Harvest, the Company and its members (the “Alamo Members”) entered into a Share Exchange Agreement (“SEA”) pursuant to which the Alamo Members agreed to exchange their Alamo CBD interests for shares of common stock of Indoor Harvest, and Indoor Harvest agreed to issue common stock shares of Indoor Harvest to the Alamo Members. The Parties have determined to proceed with a Merger transaction as outlined in the Agreement rather than a Share Exchange as had previously been contemplated, and as a result desire to replace the SEA with the Agreement by and among the Parent, Alamo Acquisition Sub and the Company in accordance with the Agreement the Parties contemplate a merger of Alamo Acquisition Sub with and into the Company, with the Company remaining as the surviving entity after the merger (the “Alamo Surviver”), and whereby the members of Alamo Surviver will receive common stock of the Parent in exchange for their Alamo Surviver Interests.

Pursuant to the Agreement, the Parties have agreed to the following general terms:

•	The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Sheppard Mullin Richter & Hampton LLP at 30 Rockefeller Plaza, 39th Floor, New York, New York 10112 commencing at 4:00 p.m. local time on August 15, 2017, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V of the Agreement (the “Closing Date”).

•	At the Closing, and on the terms and subject to the conditions set forth in this Agreement, (i) subject to the provisions of Section 1.6 of the Agreement, Alamo Surviver will sell, convey, transfer and assign to the Parent, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and the Parent will purchase and accept from Alamo Surviver, all of the issued and outstanding interests, and (ii) in exchange for the transfer of such securities by Alamo Surviver, the Parent will sell, convey, transfer and assign to Alamo Surviver, and Alamo Surviver will purchase and accept from the Parent, Seven Million Five Hundred Eighty Four Thousand and Eight (7,584,008) shares of newly-issued shares of common stock of the Parent, par value $0.001 (the “First IH Share Transfer”), which transfer shall be distributed among Alamo Surviver’s members according to their pro rata membership interests.

•	In addition to the foregoing, following the Closing and upon Alamo Surviver being successfully awarded a provisional or full license to produce and dispense cannabis in the State of Texas, the Parent will issue to the individual Alamo Surviver Members, an additional Eight Million Five Hundred Thousand Dollars ($8,500,000) of newly-issued shares of common stock of the Parent, par value $0.001, based upon the three (3) day average closing price of the Company’s common stock, as quoted on the OTCQB, prior to the time of issuance.

•	Upon Alamo Surviver successfully being registered and licensed by the DEA to produce and dispense cannabis under federal law, the Parent will issue to the individual Alamo Surviver Members, an additional Two Million Five Hundred Thousand Dollars ($2,500,000) cash payment, or newly-issued shares of common stock of the Parent, par value $0.001, based upon the three (3) day average closing price of the Company’s common stock, as quoted on the OTCQB, prior to the time of issuance, at the option of the individual Alamo Surviver Member. A combination of cash and common stock may be elected by Alamo Surviver Member individually.

•	Indoor Harvest shall deliver to Alamo Surviver and Indoor Harvest letters of resignation from (i) John Choo, resigning from his position as a director of Indoor Harvest and from all offices held by him effective as of the Closing Date, and (ii) Chad Sykes, resigning from his position as a director of the Parent Indoor Harvest and from all offices held by him effective as of the Closing Date, and (iii) Pawel Hardej, resigning from his position as a director of Indoor Harvest as of the Closing Date. Appointments and Election of Directors and Officers. Indoor Harvest shall increase the number of Directors from four (4) to five (5) and appoint and elect the following individuals to fill the newly created board seat, and to fill the vacancies left by exiting Directors, who will serve as the Directors and Officers of Indoor Harvest Corp upon Closing:

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Rick Gutshall – Interim-Chief Executive Officer and Chief Financial Officer and Director

Annette Knebel –Chief Accounting Officer and Director

John Zimmerman –Vice President and Director

Dr. Lang Coleman – Director

John Seckman – Director

•	Election of Chief Executive Officer. Indoor Harvest shall create a nominating committee to select, evaluate and nominate a new Chief Executive Officer. The nominating committee shall consist of Chad Sykes, Dr. Lang Coleman and John Seckman. Rick Gutshall shall act as Interim-Chief Executive Officer until his successor or replacement is named.

•	The Parties understand and agree that, following the Closing Date, Indoor Harvest will form a new wholly owned subsidiary or division that will manage the intellectual property and equipment designs of Indoor Harvest.

•	Following the Closing Date, the Parties understand and agree that Indoor Harvest will enter into re-seller agreements, the terms of which have yet to be negotiated, with Civic Farms, LLC, a Texas limited liability company, and Bright Orchard Developments, Ltd., a Canadian company, in order to purchase equipment from Indoor Harvest’s newly formed equipment subsidiary or division to maximize the complementary aspects of the respective businesses by working together to collectively facilitate the evaluation, marketing, demonstration, sale or co-sale, implementation, integration and distribution of Indoor Harvest’s products and to strengthen their respective images and market positions.

The Agreement includes customary representations, warranties and covenants of the Company, Alamo CBD and the Members made solely for the benefit of the parties to the Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Alamo CBD and the Members and may be subject to important qualifications and limitations agreed to by the Company, Alamo CBD and the Members in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Company, Alamo CBD and the Members rather than establishing matters as facts. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants in the Agreement or any description thereof as characterizations of the actual state of facts of the Company, Alamo CBD and the Members or any of their respective subsidiaries or affiliates.

The Company has also agreed to customary covenants governing the conduct of its business, including an obligation to conduct its business in the ordinary and usual course consistent with past practice through the closing of the transactions contemplated by the Agreement.

Completion of the transactions contemplated by the Agreement is anticipated to occur on or before August 15, 2017, although there can be no assurance the Merger will occur within the expected timeframe or at all.

The board of directors of the Company has approved the Agreement. This summary of the principal terms of the Agreement and the copy of the Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Agreement and the transactions contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated into this report by reference.

Exhibits

10.1	Agreement and Plan of Merger and Reorganization

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: August 4, 2017	By:	/s/ Chad Sykes
Chad Sykes
Chief Innovation Officer and Director

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